Exhibit 99.2

USANA Health Sciences, Inc.

Q2 2019 Management Commentary, Results and Outlook

•  Second quarter net sales of $256.0 million
•  Second quarter net earnings of $21.4 million, or $0.91 per diluted share
•  Company reiterates 2019 Net Sales and EPS outlook provided on July 2, 2019

July 23, 2019

Overview

We continued to face a challenging market environment in China, and this was the major factor that impacted our results for the second quarter of 2019.  When we reported our first quarter 2019 results, we expected to see a more typical consumer environment in China during the second quarter.  At that time, we also anticipated that our planned promotional activity would generate meaningful incremental sales and customer growth in China, and help to regain our momentum in the market.  During the second quarter, however, consumer sentiment towards the health products and direct selling industries remained low and did not rebound as expected.  Although we offered promotions and incentives that have historically generated meaningful sales and customer growth in China, the contribution of our promotional activity was significantly lower than we anticipated.  We now believe it could take several months for consumer sentiment and our momentum to improve in China.

Additionally, while we began holding distributor meetings again in several provinces and municipalities, there were some areas where we were unable to hold meetings.  Although our ability to hold meetings was somewhat limited, the challenging consumer environment was the primary factor that affected our performance for the quarter.

We plan to introduce new products and offer additional incentives and promotions to our customers and Associates during the second half of the year.  We have tailored our plan to ensure that we have strategic offerings in the appropriate markets at the appropriate times to generate momentum in the business.  For example, in China we will offer a product-focused promotion and a separate business incentive during the third quarter.  This will be followed by the introduction of new products at our China national meeting in Macau during the fourth quarter, where we will again offer product promotions.

In the U.S., we will hold our annual international convention during the third quarter, where we will also introduce new products, offer product focused promotions, and announce additional incentive activity in this market and our other markets around the world.  Each of these initiatives is designed to generate excitement in the business, promote customer growth and generate momentum in the business.  We remain confident in these strategies and in our long-term growth potential in China and our other markets around the world.

Q2 2019 Results

Second quarter 2019 net sales were $256.0 million, compared with $301.5 million in the prior-year period, or a 15.1% decrease year-over-year.  The strengthening of the U.S. dollar unfavorably impacted net sales by $12.4 million for the quarter.  The total number of active customers at the end of the second quarter was 555,000, compared to 597,000 in the prior-year period.

Second quarter net earnings were $21.4 million, or $0.91 per diluted share, compared with $33.9 million, or $1.36 per share during the prior-year period.

Share Repurchase Program Update

During the quarter, the Company repurchased 367,800 shares of common stock for $27.6 million and ended with weighted average diluted shares outstanding of 23.4 million.  The Company continues to have a strong balance sheet with no debt, and $234.4 million in cash and short-term securities.  As of June 29, 2019, there was $122.4 million remaining under the current share repurchase authorization.

Quarterly Income Statement Discussion

Gross margins decreased 160 basis points from the prior year to 81.8% of net sales.  This decrease can be attributed primarily to: (i) unfavorable currency exchange rates, (ii) leverage lost on fixed period costs due to lower net sales, and (iii) lower sales in China, which has better overall gross margins compared to other markets.

Associate Incentives decreased 40 basis points from the prior year to 43.6% of net sales.  The decrease in Associate Incentives can primarily be attributed to lower sales in markets where Associate incentives run at a higher rate compared to other markets.

Selling, General and Administrative Expense were up 370 basis points from the prior year to 26.1% of net sales.  This increase in relative SG&A expense is largely due to lower year-over-year sales.  In absolute terms, SG&A expense decreased $1.0 million compared to the prior year.

The effective tax rate was flat at 34.2% from the prior year quarter.

Regional Financial Results

Asia Pacific Region: Q2 2019 Net sales of $205.5 million; 80.3% of Consolidated Net Sales

Net Sales in the Asia Pacific region decreased 14.9% year-over-year (a decrease of 10.1% on a constant currency basis).  The number of active Customers in the region decreased by 5.7% year-over-year.

Greater China: Net sales in Greater China decreased 23.2% year-over-year, or an 18.3% decline on a constant-currency basis.  The number of active Customers in the Greater China region decreased 12.3% year-over-year.  In mainland China, local currency sales decreased 20.2% while the number of active Customers decreased 13.3%.

Southeast Asia Pacific: Net sales in the Southeast Asia Pacific region decreased 1.5% year-over-year.  On a constant-currency basis, this region increased 1.8% during the quarter.  The number of active Customers in Southeast Asia Pacific increased 2.9% compared to the prior-year period.  The increase in net sales on a constant-currency basis was driven primarily by results in Malaysia, the Philippines, and Thailand, where local currency sales increased 25.7%, 9.4%, and 16.8%, respectively.

North Asia: Net sales in North Asia increased 18.9% year-over-year, or an increase of 28.0% on a constant-currency basis.  This growth was driven by 28.6% active Customer growth in South Korea, where local currency net sales increased by 30.2% year-over-year.

Americas and Europe Region: Q2 2019 Net Sales of $50.5 million, 19.7% of Consolidated Net Sales

In the Americas and Europe region, net sales decreased 15.6%, while the number of active Customers decreased 11.6%.  During the quarter, we introduced a variety of new incentives on a trial basis in the U.S.  Although the initial feedback has been positive, these changes are being introduced incrementally and will take time for adoption as Associates train their teams and implement them into their business.  We are introducing additional incentives in the United States at our upcoming International Convention here in Salt Lake City.  These incentives are designed to generate sales and customer growth in the United States and, if successful, could be offered in other markets.

Outlook

The Company reiterated the following consolidated net sales and earnings per share outlook for fiscal year 2019:
•	Consolidated net sales between $1.02 billion and $1.06 billion;
•	Earnings per share between $3.70 and $4.10

The Company’s outlook for the year reflects:
•	An estimated operating margin of between 11.9% and 12.7%;
•	An effective tax rate of approximately 34%;
•	An annualized diluted share count of approximately 22.7 million, which anticipates future share repurchase activity in 2019; and
•	An unfavorable impact of approximately $25 million related to a stronger U.S. dollar.

While we are actively working to better align our cost structure with our sales performance, we plan to continue making the necessary investments to execute our long-term growth strategies.  The introduction of new products and promotions as part of our 2019 strategy are indications of our commitment to generating momentum and driving long-term growth in the business across all of our markets.

Kevin Guest	Douglas Hekking
CEO	CFO

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: regulatory risk in China following the Chinese government’s 100-day review of the health product and direct selling industries; continued negative media coverage in China following the Chinese government’s 100-day review of these industries; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and marketing activities; adverse publicity risks globally; risks associated with our international expansion and operations; and risks associated with the internal investigation into BabyCare’s operations.  The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.  The forward-looking statements in this press release set forth our beliefs as of the date hereof.  We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

 Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”).  Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results.  Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investors contact:	Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@us.usana.com
Media contact:	Dan Macuga
Public Relations
801-954-7280